UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 3, 2011

OMNITEK ENGINEERING CORP.

 (Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955	33-0984450
(Commission File Number)	(IRS Employer Identification No.)

1945 S. Rancho Santa Fe Road, San Marcos, California 92078

 (Address of principal executive offices, Zip Code)

(760) 591-0089

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Chief Financial Officer

On August 3, 2011, Janice M. Quigley, stepped down as the acting Chief Financial Office of the Company and assume a part-time role as controller.  Mrs. Quigley will remain as a director of the Company. There were no disagreements between Mrs. Quigley and the Company or any officer or director of the Company which led to Ms. Quigley’s resignation.

Appointment of New Chief Financial Officer

On August 3, 2011, the Company appointed Richard A Mathewson, as the Chief Financial Officer of the Company.   Upon completion of a probationary period with the Company, Mr. Mathewson and the Company will enter into an Employment Agreement with an initial term of five (5) years retroactive to August 3, 2011.  That during the probationary period, Mr. Mathewson’s employment may be terminated at any time by the Company with or without cause, for any reason, without notice or remuneration.  Mr. Mathewson may also terminate his employment upon written notice.  Mr. Mathewson shall receive a base salary of $90,000 for the first year which shall be subject to the annual review of the Board of Directors of the Company.

Mr. Mathewson shall also receive a Non-Qualified Stock Option to purchase 300,000 shares of common stock, at an exercise price of $1.99 per share, which price represents 85% of the average of the bid and ask price of the common stock as of the close of business on August 3, 2011.  The Option shall vest and be exercisable with regard to 20% of the 300,000 shares at the end of each year following the date of grant, so that all shares subject to the Option will be fully vested on the fifth anniversary of the date of grant. The Option shall expire on the seventh anniversary date of the grant.

Mr. Mathewson, 51, has 23 years of financial management and accounting experience, including SEC reporting experience.  Prior to joining the Company, Mr. Mathewson served as the Financial Controller of Sabritec Inc., a subsidiary of Smiths Interconnect (LSE: SMIN) from November 2007 to March 2011.  Prior to that Mr. Mathewson was the Corporate Controller at Assured Pharmacy Inc. (OTC: APHY.PK) from January 2003 to August 2007.  Mr. Mathewson received his MBA from Pepperdine University, in California and his BS in Finance from California State University at Long Beach.

Mr. Mathewson has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Mathewson and any other person pursuant to which he was appointed as a Chief Financial Officer.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Mathewson has, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

/s/ Werner Funk

Date:

August 9, 2011

____________________________________

By: Werner Funk

Its:  President